Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-71744, 33-88812, 33-87308, 333-46613, 333-92395, 333-49890, 333-73208, 333-98285, 333-113614 and 333-115342 of Kopin Corporation on Form S-8 and in Registration Statements Nos. 333-72956 and 333-55928 of Kopin Corporation on Form S-3 of our reports dated March 25, 2005, relating to the financial statements and financial statement schedule of Kopin Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and intangibles in 2002), and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified) appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 25, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 25, 2005